As Filed with The Securities and Exchange Commission on June 18, 2007

Registration No. 333 –143531

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A
Registration Statement
Under the Securities Act of 1934

More Cash For Life(Worldwide) Ltd.

(Name of Small Business Issuer in Its Charter)

NEVADA

6770

n/a

(State or Other Jurisdiction of

(Primary Standard Industrial

(I.R.S. Employer

Incorporation or Organization)

Identification No.)

Classification Code Number)

15 Allstate Parkway., Suite 600

Markham, Ontario L3R 5B4

(905) 415-5019

(905) 415-0332

(Address of principal Executive Offices)

(Telephone Number)

(Fax Number)

James Lor, Esq.

15 Allstate Parkway., Suite 600

Markham, Ontario L3R 5B4

(416) 653-8860

(905)415-0332

(Name and Address of Agent for Service)

(Telephone Number)

(Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:  [  ]

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class of		Maximum	Maximum
Securities		Offering	Aggregate	Amount of
to be	Amount to be	Price	Offering	Registration
Registered	Registered	Per Share (2)	Price (3)	Fee (1)
Common Stock	99,900,000	$0.001	$99,900	$3.07

(1)

Registration Fee has been paid via Fedwire.

(2)

This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.0001 per share.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

More Cash For Life(Worldwide) Ltd.
99,900,000 Shares
$.001 per Share

This is the initial offering of common stock of More Cash For Life(Worldwide) Ltd. and no public market currently exists for the securities being offered. More Cash For Life(Worldwide) Ltd. is offering for sale a total of 99,900,000 shares. The offering is being conducted on a self-underwritten, best effort, all-or none basis, which means our officer and director will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank checking account separate from our operating account to be used only for the deposit of funds received from the sale of the shares in this offering. If all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.005 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering will end on  , 200_ (date to be inserted in a subsequent amendment).

More Cash For Life(Worldwide) Ltd. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for More Cash For Life which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

Offering

Total

Price Amount of Underwriting Proceeds

Per Share

Offering

Commissions

To Us

Common Stock

$.001

$99,900

$0

 $99,900

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission has been cleared of comments and is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

Subject to Completion, Dated

, 200__

TABLE OF CONTENTS

Page No.

SUMMARY OF PROSPECTUS

5

General Information about Our Company

5

The Offering

6

RISK FACTORS

6

Risks Associated with our Company

11

Risks Associated with this Offering

13

FORWARD LOOKING STATEMENTS

13

USE OF PROCEEDS

14

DETERMINATION OF OFFERING PRICE

14

DILUTION

14

PLAN OF DISTRIBUTION

15

Offering will be Sold by Our Officer and Director

15

Terms of the Offering

16

Deposit of Offering Proceeds

16

Procedures for and Requirements for Subscribing

17

LEGAL PROCEEDINGS

17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

18

DESCRIPTION OF SECURITIES

19

INTEREST OF NAMED EXPERTS AND COUNSEL

20
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

20

ORGANIZATION WITHIN LAST FIVE YEARS

20

DESCRIPTION OF OUR BUSINESS

20

General Information

21

Competition

23

Employees

23

PLAN OF OPERATION

23

DESCRIPTION OF PROPERTY

27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

28

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

28

REPORTS TO SECURITIES HOLDERS

30

EXECUTIVE COMPENSATION

30

FINANCIAL STATEMENTS

32

CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS

32

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

42

EXHIBITS

45

UNDERTAKINGS

45

SIGNATURES

47

Summary

General Information

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we”, “us”, “our”, “More Cash” and “More Cash For Life” are to More Cash For Life(Worldwide) Ltd.

More Cash For Life(Worldwide) Ltd. (the "Company") was incorporated in the State of Nevada on May, 11, 2007 to engage in any lawful activity. We intend to use the net proceeds from this offering to pursue the acquisition of a business entity. (See "Business of the Company" and "Use of Proceeds".) We are a development stage company with no revenues and a limited operating history. The principal executive offices are located at 15 Allstate Parkway. Suite 600, Markham, ON L3R 5B4. The telephone number is (905) 415-5019.

We received our initial funding of expenses through the sole director and shareholder. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (May 11, 2007) through to May 15, 2007 report no revenues and a net loss of $(9,815). Our independent auditor has issued an audit opinion for More Cash For Life which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Offering

Securities Being Offered

99,900,000 shares

Price per Shares

$0.001

Offering Period

The shares are offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds

 $99,900 (Total Offering Proceeds)

Securities Issued

And Outstanding

100,000 shares of common stock were issued and outstanding
as of the date of this prospectus.

Registration costs

We estimate our total offering registration costs to be $7,500.

Risk Factors

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

Risks Associated With Our Company:

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders.

Our business is difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs in total. Our officers have not entered into a written employment agreement with us and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition.

Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock.

Outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenues unless and until we merge with or acquire an operating business.

         We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution.

 Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock.  Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

There is no public market for our common stock, nor have we ever paid dividends on our common stock.

There is no public trading market for our common stock and none is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and such business files a registration statement under the Securities Act. Additionally, we have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

The loss of the services of Terry Meyer could severely impact our business operations and future development.

Our performance is substantially dependent upon the professional expertise of our officer Terry Meyer. The loss of his services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with other individuals qualified to develop our exploration business. This could result in a loss of revenues, resulting in a reduction of the value of any shares you purchase in this offering.

Because our current officer has other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Terry Meyer currently devotes approximately 7 to 10 hours per week providing management services to us. While our executive officer presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

Risks Associated With This Offering:

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He plans to offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between More Cash For Life, or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost of $.0001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (100,000 shares) will be increased by $.001 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.001 per Share) of $.003 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.002 per share, reflecting an immediate reduction in the $.005 price per share they paid for their shares.

We will be holding all the proceeds from the offering in a standard separate bank checking account until all shares are sold. Because the shares are not held in a separate escrow or trust account there is a risk your money will not be returned if all the shares are not sold.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the payment of the estimated $7,500 cost of this registration statement to be paid from cash on hand. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

If Other Investors Do Not Reconfirm Their Investment Under Rule 419, You Will Not Realize Any Benefit From This Transaction.

If a sufficient number of investors do not reconfirm their investments, the business  combination  will  not be  closed  and you  will  not be  issued  your securities. Your funds, intended for investment, will, however, be returned, without interest, even though you may otherwise wish to invest, and you will not have realized any benefit from this transaction.

If a Business Combination Transaction Does Not Occur On a Timely Basis, You Will Not Realize Any Benefit From This Transaction.

We many never consummate a business combination. If a  business combination is not identified, contracted and consummated  within 18 months of this Prospectus, the Company will not be able to sustain operations until it finds another investment, and more importantly to you, your funds, intended for investment, will, however, be returned, without interest, even though you may otherwise wish to invest, and you will not have realized any benefit from this transaction.

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Rule 419 requires that offering proceeds and the certificates, representing the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain  terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met certain basic conditions:

-

We must execute an agreement for the acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

-

We must file a post-effective amendment to or registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised, and any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the  terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial  statements.

-

The reconfirmation offer must commence after the effective date of the post-effective amendment.  Under Rule 419, the terms of the reconfirmation  offer must include the following conditions:

The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

Each investor will have no fewer than 20 and no more than 45 business  days from the effective date, of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related dividends or interest held in the escrow account on that Investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

The acquisition will be closed only if a minimum number of investors representing 80% of the units sold elect to reconfirm their investment.

If a closed acquisition has not occurred by December 2008, the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means

The funds will be released to us, and the securities will be released to you, only after:

The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

We have executed an agreement for the acquisition of a candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds, including the total exercise price of warrants if any, and has filed the required post-effective amendment.

The post-effective amendment has been declared effective.

We have satisfied all of the prescribed conditions of the reconfirmation offer.

The acquisition of the business with a fair value of at least 80% of the maximum proceeds has closed.

Rule 419 also allows for warrants, convertible securities or other derivative securities relating to securities held in the escrow account to be exercised or converted in accordance with their terms, provided that certificates representing the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, be promptly deposited into the escrow account.  However, you and other warrant holders may not exercise your warrants until the escrow agent has released the funds to us and the share certificates and warrant certificates to you and other investors.

PRIOR BLANK CHECK INVOLVEMENT

None

Forward Looking Statements

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be approximately $99,900. The proceeds are expected to be disbursed, in the priority in accordance with Rule 419 as set forth below, once the Offering is completed:

Total Proceeds to the Company

$  99,900

Net Proceeds to the Company

$

99,900

Business acquisition costs

85,000

Working Capital

14,900

Total Use of Net Proceeds

$ 99,900

The use of proceeds is subject to the conditions as set out above in compliance with Rule 419.

Working capital and general corporate purposes including the following:

-

hiring of personnel

-

enhancing support and management systems

-

funding short term losses

-

setting up of office environment for corporate headquarters

-

payment of staff

-

acquisition of office and telecommunication equipment.

On the assumption that we will proceed on our planned purpose we will expect the net proceeds from this offering, together with the future expected cash flows from operations, will be sufficient to fund our operations and capital requirements for at least 12 months following the consummation of this offering.

We may be required to seek additional sources of capital sooner if:

-

operating assumptions change or prove to be inaccurate; or

-

we may wish to make further business acquisitions not intended from this offering which may require additional funds.

None of the funds raised in connection with the proceeds above will be used to repay advances made by founders, directors or officers or any unrelated parties who may advance funds from time to time in order to keep the Company operational until the Company meets its business objectives

Pending the uses described above or in the event that Rule 419 does not apply, the net proceeds will be invested in a money market account and/or short-term government bonds. We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Mr. Meyer, our director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

Determination of Offering Price

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution if any arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase may result in a lower book value of the shares held by our existing stockholders.  However, in this case, there is no dilution since the existing stockholder only owns .1% of the stock and the resulting purchases will not have an impact on the value that the new investors acquire.

As of  May 23, 2007, the net tangible book value of our shares was $10 or $.0001 per share, based upon 100,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $99,900, the net tangible book value of the 100,000,000 shares to be outstanding will be $99,910 or approximately $.001 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (100,000 shares) will be increased by $.001 per share without any additional investment on his part. The purchasers of shares in this offering will not incur immediate dilution mainly due to the fact that the existing shareholder, Mr. Terry Meyer has only 100,000 shares or 0.10 % of the total offering if totally subscribed for.

Existing	Total Price Per Share	Number of Shares Held	Percent of Ownership

Stockholder	$ .0001	100,000.1%
Investors in
This Offering	$ .001	99,900,000	99.9%

After completion of the offering, the existing shareholder will own .1% of the total number of shares then outstanding, for which he will have made an investment of $10, or $.0001 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 99.9% of the total number of shares then outstanding, for which they will have made a cash investment of $99,900, or $.001 per Share.

The preceding table illustrates the per share dilution to the new investors:

Public Offering Price per Share

$ .001

Net Tangible Book Value Prior to this Offering

$ .0001

Net Tangible Book Value After Offering

$ .001

Immediate Dilution per Share to New Investors

$ .000

Plan of Distribution

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Terry Meyer will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Meyer will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Mr. Meyer is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b.

He will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

He is not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

He meets the conditions of paragraph (a)(4)(ii) of Rule 3a4- 1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The shares will be sold at the fixed price of $.001 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date").

Deposit of Offering Proceeds

This is a “best efforts”, “all or none” offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $99,900 has been received. At that time, the funds will be used in accordance with Rule 419 for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We feel the use of an escrow agent is an expense the company cannot bear at this time. We will maintain a separate escrow account to hold the funds. Please see the risk factor(page 6) section to read the related risk to you as a purchaser of any shares.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a certified check or bank draft to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to More Cash For Life(Worldwide) Ltd.

Legal Proceedings

More Cash For Life is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Directors, Executive Officers, Promoters and Control Persons

The sole director and officer of More Cash For Life(Worldwide) Ltd., who is elected for a term of one year, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address

Age

Position

Date First Elected

Term Expires

Terry Meyer

38

President,

5/11/07

5/11/08

32 Freshmeadow Drive

Treasurer,

Toronto, ON

CFO, CEO &

Canada M2H 2T1

Director

The foregoing person is also the promoter of More Cash For Life, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successor has been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Meyer currently devotes 7 – 10 hours per week to company matters. After receiving funding per our business plan Mr. Meyer intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

Resume

Terry Meyer

PROFESSIONAL EXPERIENCE

Terry Meyer has been the sole officer and director of the Company since inception, May 11, 2007. Presently, he is employed in a consulting capacity with Money Global Management a company that carries on advising clients as to investment vehicles and financial management strategies.  From 2001 to 2006, Mr. Meyer was the President and sole owner of a financial brokerage firm known as PFSL Limited.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information on the ownership of More Cash For Life' voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

Name of Beneficial Owner(1)	No. of Shares Before Offering	No. of Shares After Offering	Percentage of Ownership: Before After Offering Offering
Terry Meyer 160 Frederick St #906 Toronto, ON Canada M5A 4H9 All Officers and Directors as a Group(1)	100,000 100,000	100,000 100,000	100% 100%	.5% .5%

 The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

Description of Securities

Common Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock,

par value $.0001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Non-cumulative Voting

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company’s directors. After this Offering is completed, the present stockholder will own 50% of the outstanding shares. (See "Principal Stockholders".)

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors.  The Company is authorized to issue 100,000,000 shares of preferred stock, at a par value of $.0001.  The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions thereof shall be established by the Board of Directors, except that no holder of Preferred Stock shall have preemptive rights.  At the present time no terms, conditions, limitations or preferences have been established.  The Company has no shares of preferred Stock outstanding, and the Board of Directors has no plan to issue Any shares of preferred Stock for the foreseeable future unless the issuance Thereof shall be in the best interests of the Company.

Cash Dividends

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company’s business operations.

Interest of Named Experts and Counsel

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception(May 11, 2007) to the May 15 2007 included in this prospectus have been audited by the firm of Gruber and Company, LLC CPA’s. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Offices of William Yarno, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Organization within the Last Five Years

More Cash For Life(Worldwide) Ltd. was incorporated in Nevada on May 11, 2007 to engage in any lawful business which includes but any lawful purpose. At that time Terry Meyer was named Director, President, Secretary and Treasurer of the company. At that time the Board of Directors voted to seek capital and begin development of our business plan.

Description of Business

(a)	Business Development

More Cash For Life(Worldwide) Ltd.. (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the State of Nevada on May 11 2007. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company.

The Company’s wholly owned subsidiary, 1734114 Ontario Inc., was incorporated in the Province of Ontario in Canada on May 3, 2007.

(b)	Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, that desires to employ our funds in its business. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities has and will be undertaken by or under the supervision of the sole officer and director of the Registrant. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)  Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)  Strength and diversity of management, either in place or scheduled for recruitment;

(d)

Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

 (e)  The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)  The extent to which the business opportunity can be advanced;

(g)  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h)  Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization.

The present stockholder of the Registrant will likely not have control of a majority of the voting shares of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant's directors may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our management. Our officers and sole director are engaged in outside business activities and anticipates they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Competition

Because the Company has not identified any potential acquisition or merger candidate, it is unable to evaluate the type and extent of its likely competition.  The Company is aware that there are several other public companies with only nominal assets that are also searching for operating businesses and other business opportunities as potential acquisition or merger candidates.  The Company will be in direct competition with these other public companies in its search for business opportunities and, due to the Company's limited funds, it may be difficult to successfully compete with these other companies.

Employees

As of the date hereof, the Company does not have any employees and has no plans for retaining employees until such time as the Company's business warrants the expense, or until the Company successfully acquires or merges with an operating business.  The Company may find it necessary to periodically hire part-time clerical help on an as-needed basis.  The funds needed in this case would be advanced by Mr. Meyer.

Plan of Operation

Our current cash balance is $0. If we experience a shortage of funds prior to funding we may utilize funds from Mr. Meyer, our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to More Cash For Life. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date. We have sold $10 in equity securities and funds have been advanced by Mr. Meyer to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Rights of Shareholders

The Company does intend to provide its shareholders with complete disclosure documentation including audited finance statements concerning a target company and its business prior to any mergers or acquisitions.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our quest to acquire a business. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we are successful in identifying a suitable business combination we may not have the necessary funds to proceed. To provide these funds we may consider a second public offering, a private placement of our securities or loans from our director or others.

Mr. Meyer, our sole director and officer, has agreed to advance funds as needed until the offering is completed or failed.  While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $0 through the sale of common stock to Mr. Meyer, our sole officer and director, who purchased 100,000 shares of our common stock at $0.0001 per share on May 11, 2007. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (May 11, 2007) through to the period ended May 15, 2007 report no revenues and a net loss of $9,815.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Critical Accounting Policies

The Company’s financial statements are prepared using the accrual method of accounting. The Company's year end is December 31, with its initial period being from May 11, 2007 to May 15, 2007 in connection with this registration statement.

USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has not established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from May 11, 2007 (Date of Inception) through May 15, 2007, the Company had no potentially dilutive securities.

STOCK-BASED COMPENSATION - The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

NEW ACCOUNTING PRONOUNCEMENTS - In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No. 157 is not expected to have a material impact on the Company's results of operations and financial condition.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 (Topic 1N), "Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, "Accounting Changes and Error Corrections." Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year's beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006, which for Company would be its fiscal year beginning December 1, 2007. The implementation of SAB No. 108 is not expected to have a material impact on the Company's results of operations and financial condition.

In October 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Financial Accounting Standard (“FAS”) 123(R)-5, Amendment of FSP FAS 123(R)-1, (“FSP FAS 123(R)-5”) to address whether a change to an equity instrument in connection with an equity restructuring should be considered a modification for the purpose of applying FSP No. FAS 123(R)-1, Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FAS Statement No 123(R) (“FSP FAS 123(R)-1”). FSP FAS 123(R)-1 states that financial instruments issued to employees in exchange for past or future services are subject to the provisions of SFAS 123(R) unless the terms of the award are modified when the holder is no longer an employee. In FSP FAS 123(R)-5, the FASB staff concluded that changes to the terms of an award that are made solely due to an equity restructuring are not considered modifications as described in FSP FAS 123(R)-1 unless the fair value of the award increases, anti-dilution provisions are added, or holders of the same class of equity instruments are treated unequally. FSP FAS 123(R)-5 is effective for the first reporting period beginning after October 10, 2006. The adoption of FSP FAS 123(R)-5 did not have a material impact on the Company’s financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS No. 159). Under this Standard, the Company may elect to report financial instruments and certain other items at fair value on a contract-by-contract basis with changes in value reported in earnings. This election is irrevocable. SFAS No. 159 provides an opportunity to mitigate volatility in reported earnings that is caused by measuring hedged assets and liabilities that were previously required to use a different accounting method than the related hedging contracts when the complex provisions of SFAS No. 133 are not met. SFAS No. 159 is effective for years beginning after November 15, 2007. The Company does not believe it will have an impact on its consolidated financial statements.

Facilities

The Company is currently using at no cost to the Company, as its principal place of business one of the offices of one of its directors and officer (provided at no cost), located in Markham, Ontario Canada.  Although the Company has no written agreement and pays no rent for the use of this facility, it is contemplated that at such future time as an acquisition or merger transaction may be completed, the Company will secure commercial office space from which it will conduct its business.  Until such an acquisition or merger, the Company lacks any basis for determining the kinds of office space or other facilities necessary for its future business.  The Company has no current plans to secure such commercial office space.  It is also possible that a merger or acquisition candidate would have adequate existing facilities upon completion of such a transaction, and the Company's principal offices may be transferred to such existing facilities.

Certain Relationships and Related Transactions

The principal executive office and telephone number are provided by Mr. Meyer, the officer and a director of the corporation, on a rent-free basis.

Mr. Meyer will not be paid for any underwriting services that he performs on our behalf with respect to this offering. Mr. Meyer will also not receive any interest on any funds that he advances to us for offering expenses prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On May 11, 2007, a total of 100,000 shares of Common Stock were issued to Mr. Meyer in exchange for $10 US, or $.0001 per share. All of such shares are “restricted” securities, as that term is defined by the Securities Act of 1933, as amended, and are held by an officer and director of the Company. (See "Principal Stockholders".)

During the period ended May 15, 2007, Mr. Meyer incurred $5,285 in expenses on behalf of the company. The amount is included in accounts payable, but there are no specific terms of repayment.

Market for Common Equity and Related Stockholder Matters

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between More Cash For Life, nor, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus More Cash For Life had one shareholder of record. We have paid no cash dividends and have no outstanding options.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 1 5g- 1 through 1 5g- 10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

-

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"
price for the penny stock and the significance of the spread between the bid and ask price;

-

contains a toll-free telephone number for inquiries on disciplinary actions;

-

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-

the bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

The company has not yet retained a transfer agent.

Executive Compensation

Our current officer receives no compensation. The current Board of Directors is comprised of Mr. Terry Meyer.

Summary Compensation Table

   Other

  Name & annual Restricted All other

  principal compen- stock Options LTIP compen-

position Year Salary($) Bonus($) sation($) awards($) SARs ($) Payouts sation($)

T. Meyer

2007

-0-

-0-

-0-

-0-

-0-

-0-

-0-
President

There are no current employment agreements between the company and its executive officer.

On May 11, 2007, a total of 100,000 shares of Common Stock were issued to Mr. Meyer in exchange for cash in the amount of $10 U.S., or $.0001 per share. The terms of this stock issuance was as fair to the company, in the opinion of the Board of Directors, as could have been made with an unaffiliated third party. In making this determination they relied upon the fact that the 100,000 shares were valued at par ($0.0001) and purchased for $10 in cash.

Mr. Meyer currently devotes approximately 7 – 10 hours per week to company matters. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Financial Statements

The financial statements of More Cash For Life for the period ended May 15 2007, and related notes, included in this prospectus have been audited by Gruber and Company, Certified Public Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

Changes in and Disagreements with Accountants on Financial Disclosure

None.

MORE CASH FOR LIFE(WORLDWIDE) LTD.

A DEVELOPMENT STAGE COMPANY

- TABLE OF CONTENTS -

Page

Financial Statements:

Report of Independent Registered Public Accounting Firm	F - 1

Consolidated Balance Sheet as of May 15, 2007	F - 2

Consolidated Statement of Operations for the Cumulative Period from Inception
(May 11, 2007) through May 15, 2007	F - 3

Consolidated Statement of Changes in Stockholders’ Equity for the Period
from Inception (May 11, 2007) through May 15, 2007
F - 4

Consolidated Statement of Cash Flows for the Cumulative Period from Inception
(May 11, 2007) through May 15, 2007

F - 5

Notes to Consolidated Financial Statements	F - 6 - F - 9

GRUBER & COMPANY, LLC

Report of Independent Registered Public Accounting Firm

To the Board of Directors

More Cash For Life(Worldwide) Ltd.

A Development Stage Company

We have audited the accompanying consolidated balance sheet of More Cash For Life(Worldwide) Ltd., (a development stage company), as of May 15, 2007, and the related consolidated statements of operations, changes in stockholder equity, and cash flows for the period from May 11, 2007 (inception) through May 15, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of More Cash For Life(Worldwide) Ltd., (a development stage company), as of May 15, 2007 and the results of its operations and its cash flows for the period May 11, 2007 (inception) through May 15, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gruber & Company, LLC

Lake Saint Louis, Missouri

May 17, 2007

F-1

MORE CASH FOR LIFE(WORLDWIDE) LTD.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
AS AT MAY 15, 2007

ASSETS

CURRENT
Subscription receivable	$ 10

TOTAL ASSETS	$ 10

LIABILITIES AND SHAREHOLDER EQUITY

CURRENT
Accounts payable	$ 4,530
Note payable	5,285

TOTAL LIABILITIES	9,815

STOCKHOLDER EQUITY

Preferred stock, authorized, 100,000,00 shares par value $.0001
- issued and outstanding, nil	-
Common stock, authorized, 100,000,000 shares, par value $.0001
- issued and outstanding, 100,000	10

Deficit accumulated during development stage	(9,815)

Total Stockholder Equity(Deficit)	(9,805)

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ 10

The accompanying notes are an integral part of these financial statements.

MORE CASH FOR LIFE(WORLDWIDE) LTD.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
FROM INCEPTION(May 11, 2007) TO MAY 15, 2007

REVENUE	$ -

OPERATING EXPENSES

Professional fees	9,000
General and administrative	815

Total Operating Expenses	9,815

NET LOSS	$ (9,815)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	100,000

BASIC AND DILUTED LOSS PER SHARE	$ (0.10)

The accompanying notes are an integral part of these financial statements.

MORE CASH FOR LIFE(WORLDWIDE) LTD.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
FROM INCEPTION(May 11, 2007) TO MAY 15, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (9,815)
Changes in assets and liabilities
Increase in accounts payable	4,530

Cash Used In Operating Activities	(5,285)

CASH FLOWS FROM FINANCING ACTIVITIES
Note payable	5,285

Cash Provided By Financing Activities	5,285

NET CHANGE IN CASH	-

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS - MAY 15, 2007	$ -

The accompanying notes are an integral part of these financial statements.

MORE CASH FOR LIFE(WORLDWIDE) LTD.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER EQUITY
FROM INCEPTION(May 11, 2007) TO MAY 15, 2007

			ACCUM-
	COMMON STOCK		ULATED
	SHARES	AMOUNT	DEFICIT	TOTAL

Balance - May 11, 2007	-	$ -	$ -	$ -

Common stock issued	100,000	10	-	10

Net loss	-	-	(9,815)	(9,815)

Balance - May 15, 2007	100,000	$ 10	$ (9,815)	$ (9,805)

The accompanying notes are an integral part of these financial statements.

MORE CASH FOR LIFE(WORLDWIDE) LTD.

A Development Stage Company

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

More Cash For Life(Worldwide) Ltd. (the “Company”) was incorporated in the State of Nevada on May 11, 2007 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

The Company’s wholly owned subsidiary, 1734114 Ontario Inc., an Ontario company was incorporated on May 3, 2007.

The year end of the Company is December 31.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)	Basis of Presentation:

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At the balance sheet date, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage. Management plans to issue more shares of common stock in order to raise funds.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e)	Income Taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

 MORE CASH FOR LIFE(WORLDWIDE) LTD.

A Development Stage Company

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued):

(e)	Income Taxes(continued)

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

(f)	Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g)	Fair Value of Financial Instruments:

The carrying value of cash equivalents and accrued expenses approximates fair value due to the short period of time to maturity. The note payable approximates fair value based on market rates available to the Company for financing with similar terms.

(h)	Basis of Consolidation:

The accompanying consolidated financial statements include the accounts of More Cash For Life(Worldwide)Ltd. and its wholly owned subsidiary, 1734114 Ontario Inc.  All significant inter-company transactions and balances have been eliminated on consolidation.

In the opinion of management, these interim financial statements include all adjustments necessary in order to make them not misleading.

NOTE 2 -

NOTE PAYABLE

Notes payable from a related party is unsecured, non-interest bearing and has no fixed terms of repayment..

NOTE 3 -  CAPITAL STOCK:

The total number of shares of capital stock which the Company shall have authority to issue is one hundred million(100,000,000) shares of preferred stock and one hundred million (100,000,000) common shares with each class having a par value of $.0001.  On May 11, 2007, the company issued 100,000 shares at par value of $.0001 for $10.

Holders of shares of Common stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

MORE CASH FOR LIFE(WORLDWIDE) LTD.

A Development Stage Company

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -  CAPITAL STOCK:(continued)

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

NOTE 4 -  RECENT ACCOUNTING PRONOUNCEMENTS:

In March 2006, the FASB issued SFAS No. 156, "Accounting for  Servicing of Financial Assets", which amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and  Extinguishments of Liabilities". In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent  measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position and operations.

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprises' financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes". FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is  currently reviewing the effect, if any, FIN 48 will have on its financial position and operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No. 157 is not expected to have a material impact on the Company's results of operations and financial condition.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

MORE CASH FOR LIFE(WORLDWIDE) LTD.

A Development Stage Company

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 -  RECENT ACCOUNTING PRONOUNCEMENTS:(continued)

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 (Topic 1N), "Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, "Accounting Changes and Error Corrections." Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year's beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006, which for Company would be its fiscal year beginning December 1, 2007. The implementation of SAB No. 108 is not expected to have a material impact on the Company's results of operations and financial condition.

In October 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Financial Accounting Standard (“FAS”) 123(R)-5, Amendment of FSP FAS 123(R)-1, (“FSP FAS 123(R)-5”) to address whether a change to an equity instrument in connection with an equity restructuring should be considered a modification for the purpose of applying FSP No. FAS 123(R)-1, Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FAS Statement No 123(R) (“FSP FAS 123(R)-1”). FSP FAS 123(R)-1 states that financial instruments issued to employees in exchange for past or future services are subject to the provisions of SFAS 123(R) unless the terms of the award are modified when the holder is no longer an employee. In FSP FAS 123(R)-5, the FASB staff concluded that changes to the terms of an award that are made solely due to an equity restructuring are not considered modifications as described in FSP FAS 123(R)-1 unless the fair value of the award increases, anti-dilution provisions are added, or holders of the same class of equity instruments are treated unequally. FSP FAS 123(R)-5 is effective for the first reporting period beginning after October 10, 2006. The adoption of FSP FAS 123(R)-5 did not have a material impact on the Company’s condensed consolidated financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS No. 159). Under this Standard, the Company may elect to report financial instruments and certain other items at fair value on a contract-by-contract basis with changes in value reported in earnings. This election is irrevocable. SFAS No. 159 provides an opportunity to mitigate volatility in reported earnings that is caused by measuring hedged assets and liabilities that were previously required to use a different accounting method than the related hedging contracts when the complex provisions of SFAS No. 133 are not met. SFAS No. 159 is effective for years beginning after November 15, 2007. The Company does not believe it will have an impact on its consolidated financial statements.

PART II
Information Not Required in the Prospectus

Indemnification of Directors and Officers

More Cash For Life’ By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.75 1 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

“1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4.

Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a.

By the stockholders;

b.

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c.

If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

d.

If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5.

The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a.

Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b.

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

c.

The Articles of Incorporation provides that “the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time.”

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling More Cash For Life, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee	$11
Accounting fees and expenses	$ 5,000
Legal fees	$ 1,500
Preparation and EDGAR conversion fees	$ 200
Transfer Agent fees	$500
Printing	$289
Total	$ 7,500

Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On May 11, 2007, a total of 100,000 shares of Common Stock were issued in exchange for $10 US, or $.0001 per share. These securities were issued to the sole officer and director of the company.

Exhibits

Exhibit 3.1

Articles of Incorporation(1)

Exhibit 3.2

Bylaws(1)

Exhibit 5

Opinion re: Legality

Exhibit 23.1

Consent of counsel (See Exhibit 5)

Exhibit 23.2

Consent of independent auditor

(1) incorporated by reference as these exhibits were filed with Form 10SB, filed May 2007.

Undertakings The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 1 0(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement ; and

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned.

More Cash For Life(Worldwide) Ltd.

June 18, 2007

s/s Terry Meyer

By: Terry Meyer, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.

/s/ Terry Meyer

June 18, 2007

Terry Meyer, President

Date
(Principal Executive Officer, Principal Financial Officer,

Principal Accounting Officer)

EXHIBIT 5

WILLIAM YARNO LAW OFFICES, LTD.

(A Professional Law Corp.)

4010 West Congress Street, Suite 203

Lafayette, Louisiana 70506

Telephone: (337) 988-3007

Fax: (337) 988-0737

Table of Contents

   E-mail:   wyarno@bellsouth.net

 E-mail:  wyarno@bellsouth.net

May 29, 2007

Mr. Terry Meyer

President/Director

More Cash For Life (Worldwide) Ltd.

15 Allstate Parkway, Suite 600

Markham, Ontario Canada L3R 5B4

RE:

Opinion of Counsel for Registration Statement on Form SB-2 Under the Securities Act of 1933 (the "Registration Statement") of More Cash For Life(Worldwide) Ltd., a Nevada corporation.

Dear Mr. Meyer:

The Law Office of William Yarno, (the "Firm") has acted as special counsel for More Cash For Life (Worldwide) Ltd., a Nevada corporation (the "Company") for the limited purpose of rendering this opinion in connection with the registration (pursuant to the Registration Statement) of 99,900,000 shares (the "Shares") of the common stock, par value $0.0001 per share, of the Company

In our capacity as special counsel to the Company, we have examined originals, or copies certified or otherwise identified to my satisfaction, of the following documents:

1.

Certificate of Incorporation of the Company, as amended to date;

2.

Bylaws of the Company, as amended to date;

3.

The records of corporate proceedings relating to the issuance of the

Shares and authorizing the offering.

4.

Such other instruments and documents, if any, as we believe to be necessary for the purpose of rendering the following opinion.

In such examinations, we have assumed the authenticity and completeness of all documents, certificates and records submitted to me as originals, the conformity to the original instruments of all documents, certificates and records submitted to me as copies, and the authenticity and completeness of the originals of such instruments. As to certain matters of fact relating to this opinion, we have relied on the accuracy and truthfulness of certificates of officers of the Company and on certificates of public officials, and have made such investigations of law, as we have believed necessary and relevant.

William Yarno, the principal of the firm is a licensed attorney. We do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Nevada (the "NVCL"), all applicable provisions of the State of Nevada Constitution and all reported judicial decisions interpreting those laws as well as U.S. federal securities law. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign Jurisdiction.

This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. Based on the following I am of the following opinion:

1.

More Cash For Life (Worldwide) Ltd.. (the "Company") is a duly and legally organized and existing Nevada State Corporation, with its registered statutory office located at 3155 E Patrick Lane, Suite 1, Las Vegas, Nevada 89201 and its additional mailing receipt office located at 15 Allstate Parkway, Suite 600 Markham, Ontario Canada L3R 5B4

The Articles of Incorporation and corporate registration fees were submitted to the Nevada Secretary of State's office and filed with the office on May 11, 2007. The Company's existence and form is valid and legal pursuant to the statutes of the State of Nevada. Based on the Firm's personal review of the records made available to it and inquiry with the Secretary of State of Nevada through its web site, the Company's status is shown as "ACTIVE.".

2.

The Company is a fully and duly incorporated Nevada corporate entity. The Company has one class of Common Stock at this time. Neither the Articles of Incorporation, Bylaws and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock. The Company's original articles of Incorporation authorized 100,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock with a par value of $0.0001 per share.

3.

The Company's outstanding shares are all common shares. There is no liquidation preference right held by the present Shareholder upon voluntary or involuntary liquidation of the Company.

4.

To our knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement. We know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement. We know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

5.

By directors' resolution, the Company has authorized the issuance of 99,900,000 shares of common stock for this offering. The Company's Articles of Incorporation presently set the authorized capital stock of the Company at 100,000,000 shares designated as Common Stock and 100,000,000 shares of Preferred Stock, both with a $0.0001 par value.

Based upon the foregoing, I am of the opinion that the shares being offered for sale and issuable by the Company pursuant to this Registration Statement will be duly authorized and validly issued, fully paid and non-assessable when issued as contemplated by the registration statement.

The Firm does hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement. In giving this consent, I do not hereby admit that I was acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

Yours truly,

S/S William Yarno

William Yarno, Esq.

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Form SB-2 of  More Cash For Life (Worldwide) Ltd. of our report dated May 17, 2007 on our audit of the financial statements of More Cash For Life (Worldwide) Ltd. as of May 15, 2007 and for the period from inception (May 11, 2007) through May 15, 2007 which our report is incorporated in the Form    SB-2.

/s/ Gruber & Company, LLC

Lake Saint Louis, Missouri 63367

June 5, 2007

Endnotes

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